EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13G to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.  This Agreement may be executed in one or more counterparts.

Date: May 23, 2014

AISLING CAPITAL III, LP
By: Aisling Capital Partners III, LP, As its General Partner
By: Aisling Capital Partners III LLC, As its General Partner
By:	/s/ Dennis Purcell
Name: Dennis Purcell Title: Managing Member

AISLING CAPITAL PARTNERS III, LP
By: Aisling Capital Partners III LLC, As its General Partner
By:	/s/ Dennis Purcell
Name: Dennis Purcell Title: Managing Member

AISLING CAPITAL PARTNERS III LLC
By:	/s/ Dennis Purcell
Name: Dennis Purcell Title: Managing Member

STEVE ELMS
By:	/s/ Steve Elms

DENNIS PURCELL
By:	/s/ Dennis Purcell

ANDREW SCHIFF
By:	/s/ Andrew Schiff